                                                                     EXHIBIT 1.1




                         LIBERTY GROUP OPERATING, INC.


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN


                                  $180,000,000


               9 3/8% Series A Senior Subordinated Notes due 2008


                               PURCHASE AGREEMENT


                                January 15, 1998


              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                           CITICORP SECURITIES, INC.

                                 BT ALEX. BROWN

                             CHASE SECURITIES INC.

                                  $180,000,000

               9 3/8% Series A Senior Subordinated Notes due 2008

                                       of

                         LIBERTY GROUP OPERATING, INC.

                               PURCHASE AGREEMENT


                                                                January 15, 1998


Donaldson, Lufkin & Jenrette Securities Corporation
Citicorp Securities, Inc.
BT Alex. Brown
Chase Securities Inc.
c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
    277 Park Avenue
    New York, New York  10172

Ladies and Gentlemen:

                 Liberty Group Operating, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Citicorp Securities, Inc., BT Alex. Brown and Chase Securities Inc. (each an "Initial Purchaser" and, together, the "Initial Purchasers") an aggregate of $180,000,000 in principal amount of its 9 3/8% Series A Senior Subordinated Notes due 2008 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), between the Company, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Notes will be guaranteed (the "Subsidiary Guarantees") by all existing and future Subsidiaries of the Company (the "Subsidiary Guarantors"), as further provided in the Indenture. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum (as defined herein).

                 1. Offering Memorandum. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration




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
requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum, dated December 30, 1997 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated January 15, 1998 (the "Offering Memorandum"), each relating to the Series A Notes and the Subsidiary Guarantees.

                 Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities (other than the Series B Notes) issued in exchange therefor or in substitution thereof) shall bear the following legend:

                          "THE NOTES (OR THEIR PREDECESSORS) EVIDENCED HEREBY
                 WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO THE COMPANY, (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (f) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B)THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES





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
                 EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                 2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser severally agrees to purchase from the Company, the principal amount of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 97.0% of the principal amount thereof (the "Purchase Price").

                 3. Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at the offering price set forth on the cover of the Offering Memorandum. Such price may be changed at any time without notice.

                 Holders (including subsequent transferees of the Series A Notes) will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, substantially as described in the Offering Memorandum and containing other customary and reasonable provisions. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 9 3/8% Series B Senior Subordinated Notes due 2008 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and/or
(ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and use its reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the Registration Rights Agreement (each as defined herein) and the Revolving Credit Facility, the Management Agreement and the Asset Purchase Agreements (each as defined in the Offering Memorandum) are hereinafter sometimes referred to collectively as the "Operative Documents."





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
                 4.       Delivery and Payment.

                          (a)     Delivery of, and payment of the Purchase
Price for, the Series A Notes shall be made at such locations as may be mutually acceptable to the parties hereto. Such delivery and payment shall be made at 9:00 a.m., New York City time, on the seventh business day following the date of this Agreement (January 27, 1998) or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "Closing Date."

                          (b)     One or more of the Series A Notes in the
definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to an account designated by order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

                 5. Agreements of the Company. The Company hereby agrees with each Initial Purchaser as follows:

                          (a)     To advise the Initial Purchasers promptly
and, if requested by an Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by an Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(d) below that makes any statement of a material fact made in the Offering Memorandum, as then amended or supplemented, untrue or that requires any additions to or changes in the Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.





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
                          (b)     To furnish the Initial Purchasers and those
persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum (prior to the availability of the Offering Memorandum) and the Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

                          (c)     During the period referred to in Section 5(d)
below, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object within a reasonable time after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with Exempt Resales.

                          (d)     If, after the date hereof during such period
as the Initial Purchasers are required to deliver the Offering Memorandum in connection with Exempt Resales by them, any event shall occur as a result of which it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances as of the date the Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, promptly to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum, as so amended or supplemented, will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

                          (e)     Prior to the sale of all the Series A Notes
pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required to consummate such Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service of process or taxation other than as to matters and transactions relating to Exempt Resales, in any jurisdiction in which it is not now so subject.





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
                          (f)     For a period of five (5) years after the
Closing Date and thereafter so long as an Initial Purchaser is making a market in the Notes, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of the Subsidiary Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.

                          (g)     For so long as any of the Series A Notes
remain outstanding and during any period in which the Company and the Subsidiary Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes designated by such holder, upon request, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

                          (h)     Whether or not the transactions contemplated
in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to performance of the obligations of the Company under this Agreement, including, without limitation: (i) all fees and expenses in connection with the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements thereto (including financial statements) prior to or during the period specified in Section 5(d), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them as specified herein, (ii) all costs and expenses related to the issuance and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or reproduction of any agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states referred to in Section 5(e) hereof and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the reasonable fees and expenses of the Trustee and Trustee's counsel in connection with the Indenture and the Notes, (viii) all costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, and (x) all costs and expenses of the Exchange Offer and any Registration Statement.

                          (i)     To use its reasonable best efforts to effect
the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

                          (j)     To use its reasonable best efforts to obtain
the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

                          (k)     During the period beginning on the date
hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes (other than the Notes) without the prior written consent of DLJ.

                          (l)     Not to, and not to permit any of its
affiliates (as such term is defined in Rule 501(b) under the Act) to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would reasonably be expected to be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

                          (m)     Except in connection with the Exchange Offer
or the filing of the Shelf Registration Statement, as the case may be, not to, and not to authorize or knowingly permit any person acting on its behalf to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the 1933 Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                          (n)     To use its reasonable best efforts to do and
perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes.

                 6. Representations and Warranties of the Company and the Subsidiary Guarantors. As of the date hereof, each of the Company and the Subsidiary Guarantors represents and warrants to each Initial Purchaser (it being understood that all representations and warranties herein with respect to the condition, financial or otherwise, or the earnings, business, management or operations of the Company give effect to the Transactions as if they had occurred as of the date hereof) that:

                          (a)     The Preliminary Offering Memorandum and the
Offering Memorandum do not, and as supplemented or amended will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based solely upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein. The Company acknowledges for all purposes of this Agreement that (i) the last paragraph on the cover page of the Preliminary Offering Memorandum and the Offering Memorandum, (ii) the information contained in the first paragraph, the first two sentences of the third paragraph, the fourth paragraph, the fifth sentence of the sixth paragraph, and the eighth and ninth paragraphs under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum, and (iii) the information regarding stabilization on page i of the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information relating to the Initial Purchasers furnished to the Company in writing by any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum and that the Initial Purchasers shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Initial Purchasers. No contract or document that would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus contained in a registration statement on Form S-1 filed under the Act is not so described. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                          (b)     Each of the Company and the Subsidiary
Guarantors has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to carry on its business and to own, lease and operate its properties as described in the Preliminary Offering Memorandum and the Offering Memorandum. Each of the Company and the Subsidiary Guarantors has the requisite corporate power and authority to authorize the offering of the Notes and the Subsidiary Guarantees, respectively, and to execute, deliver and perform its obligations under each Operative Document to which it is a party. Each of the Company and the Subsidiary Guarantors is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not (i) have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiary Guarantors, taken as a whole, (ii) materially interfere with or materially adversely affect the issuance or marketability of the Series A Notes pursuant hereto or (iii) adversely affect in any manner the validity of this Agreement or any of the other Operative Documents (the events referred to in clauses (i) through (iii), a "Material Adverse

Effect"). Following consummation of the Transactions, the Company will be the only operating subsidiary of Liberty Group Publishing, Inc. ("Holdings").

                          (c)     All of the outstanding capital stock of the
Company (i) has been duly authorized and validly issued, (ii) is fully paid, nonassessable and not subject to any preemptive or similar rights and (iii) following consummation of the Transactions, will be owned by Holdings. All of the outstanding capital stock of each Subsidiary Guarantor (i) has been duly authorized and validly issued, (ii) is fully paid, nonassessable and not subject to any preemptive or similar rights and (iii) is owned by the Company.

                          (d)     This Agreement has been duly authorized,
executed and delivered by the Company and the Subsidiary Guarantors and, assuming the due execution and delivery by the Initial Purchasers, is a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) limitations of applicable law regarding the enforceability of any rights to contribution or indemnification.

                          (e)     On the Closing Date, the Indenture will have
been duly authorized and validly executed and delivered by the Company and the Subsidiary Guarantors. When the Indenture has been duly executed and delivered by the Company and the Subsidiary Guarantors, the Indenture will be a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms (assuming the due execution and delivery of the Indenture by the Trustee) except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) the waiver as to stay, extension or usury laws may not be enforceable. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                          (f)     On the Closing Date, the Series A Notes and
the Subsidiary Guarantees will have been duly authorized and validly executed and delivered by the Company and the Subsidiary Guarantors, respectively. When the Series A Notes and the Subsidiary Guarantees have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes and the Subsidiary Guarantees will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) the waiver as to stay, extension or usury laws may not be enforceable. The Series A Notes and the Subsidiary Guarantees, when authenticated, executed and delivered, will conform in all material respects to the description thereof contained in the Offering Memorandum.

                          (g)     On the Closing Date, the Series B Notes and
the Subsidiary Guarantees will have been duly authorized by the Company and the Subsidiary Guarantors, respectively. When the Series B Notes and the Subsidiary Guarantees are executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Series A Notes in accordance with the Indenture and the Exchange Offer, the Series B Notes and the Subsidiary Guarantees will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' right generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and
(iii) the waiver as to stay, extension or usury laws may not be enforceable.

                          (h)     On the Closing Date, the Registration Rights
Agreement will have been duly authorized and validly executed and delivered by the Company and the Subsidiary Guarantors. When the Registration Rights Agreement has been duly executed and delivered by the Company and the Subsidiary Guarantors, the Registration Rights Agreement will be a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms (assuming the due execution and delivery of the Registration Rights Agreement by the Initial Purchasers) except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) limitations of applicable law regarding the enforceability of any rights to contribution or indemnification. The Registration Rights Agreement conforms in all material respects to the description thereof in the Offering Memorandum.

                          (i)     On the Closing Date, the Asset Purchase
Agreements will have been duly authorized and validly executed and delivered by the Company and Holdings and will be valid and binding agreements of each respective entity, enforceable against each in accordance with their terms (assuming the due execution and delivery of the Asset Purchase Agreements by each other party thereto) except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity). Each transaction comprising the Acquisition conforms to the descriptions thereof in the Offering Memorandum.

                          (j)     None of the Company, Holdings or any of the
Subsidiary Guarantors (i) is in violation of its certificate of incorporation or by-laws, or (ii)(a) before giving effect to the Transactions is, or (b) assuming that the Transactions are consummated as contemplated by the Offering Memorandum will be, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company, Holdings or any of the Subsidiary Guarantors is a party or by which the Company, Holdings, any Subsidiary Guarantor or any of their respective property is bound, except in the case of clause (ii) for any such violation and defaults as would not, singly or in the aggregate, have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except for any such defaults or violations as would not, singly or in the aggregate, have a Material Adverse Effect.

                          (k)     The execution, delivery and performance by
the Company, Holdings and each Subsidiary Guarantor of each Operative Agreement to which any of them is a party, the issuance and sale of the Series A Notes and the Subsidiary Guarantees as contemplated by this Agreement and the Offering Memorandum and the consummation of the transactions contemplated by this Agreement, each other Operative Document and the Offering Memorandum will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or as previously have been made or obtained (or in the case of the Registration Rights Agreement, will be obtained and made in accordance therewith) and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 7 hereof), or (ii) violate the certificate of incorporation or by-laws of the Company, Holdings or any Subsidiary Guarantor, or (iii) constitute a breach of any of the terms or provisions of, or a default under, or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien (as defined below) with respect to, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor or their respective property is subject, or (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, Holdings, any Subsidiary Guarantor or their respective property (assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 7 hereof, compliance with all applicable state securities and Blue Sky laws, and, in the case of the Registration Rights

Agreement, compliance with the Act, the Exchange Act and the TIA), or (v) result in the termination or revocation of any permit (as defined below) of the Company, Holdings or any Subsidiary Guarantor or result in any other impairment of the rights of the holder of any such permit, except, in the case of clause
(iii), (iv) or (v) above, for such conflicts or violations as would not, singly or in the aggregate, have a Material Adverse Effect.

                          (l)     The Company and each Subsidiary Guarantor has
good and marketable title to, or valid leasehold interests in, all its properties and assets, in each case free and clear of all liens, encumbrances, pledges, claims, security interests, mortgages, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens or adverse claims (collectively, "Liens"), except for Liens under the Revolving Credit Facility or such as do not, singly or in the aggregate, have a Material Adverse Effect. Any real property and buildings held under lease by the Company or any Subsidiary Guarantor are held by the Company or such Subsidiary Guarantor under valid, subsisting and enforceable leases with such exceptions as do not, singly or in the aggregate, have a Material Adverse Effect.

                          (m)     There is no legal or governmental proceeding
pending or, to the Company's knowledge, threatened to which the Company, Holdings or any Subsidiary Guarantor is bound or could reasonably be expected to be a party or to which any of their respective property is or could reasonably be expected to be subject, except for any such proceedings as would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                          (n)     To the Company's knowledge, no action has
been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery or performance of any of the Operative Documents, the consummation of any of the transactions contemplated thereunder or the issuance of the Series A Notes or the Subsidiary Guarantees, or suspends the sale of the Series A Notes in any jurisdiction referred to in Section 5(e). No injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company, Holdings or any Subsidiary Guarantor which would prevent or suspend the issuance or sale of the Series A Notes in any jurisdiction referred to in Section 5(e) or the consummation of any transaction contemplated by the Operative Documents.

                          (o)     Except as would not, singly or in the
aggregate, have a Material Adverse Effect, (i) the Company and the Subsidiary Guarantors are not in violation of any Federal, state or local laws or regulations relating to pollution or protection of human health or the environment ("Environment Laws"), which violation includes, but is not limited to, noncompliance with or lack of any permits (as defined below) or other governmental authorizations; and (ii) (A) the Company and the Subsidiary Guarantors have not received any communication, whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that are reasonably likely to lead to such violation in the future, (B) there is no pending or, to the Company's knowledge, threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup, or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to any actual, alleged or, to the Company's knowledge, threatened pollution or contamination, or, to the Company's knowledge, any circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"), and (C) there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any Environmental Claim against the Company or any Subsidiary Guarantor or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary Guarantor has retained or assumed either contractually or by operation of law.

                          (p)     Except for the Initial Purchasers, there are
no contracts, agreements or understandings between the Company, Holdings or any Subsidiary Guarantor and any person granting such person the right to require the Company to include securities held by such person in the Registration Statement contemplated by the Registration Rights Agreement.

                          (q)     Except as would not be unlawful, none of the
Company, Holdings or any Subsidiary Guarantor has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or Holdings to facilitate the sale or resale of the Notes or
(ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or Holdings.

                          (r)     Except for the Initial Purchasers, there are
no contracts, agreements or understandings between the Company, Holdings or any Subsidiary Guarantor and any person that would give rise to a valid claim against the Company, Holdings, any Subsidiary Guarantor or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

                          (s)     The Company has no knowledge of any
actionable violation by the Company or any Subsidiary Guarantor of any Federal, state or local law relating to employment practices, discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws, or of any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, except for any such violation as would not, singly or in the aggregate, have a Material Adverse Effect. There is (A) no material unfair labor practice complaint pending against the

Company or any Subsidiary Guarantor or, to the best knowledge of the Company, threatened against it or any Subsidiary Guarantor, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any Subsidiary Guarantor or, to the knowledge of the Company, threatened against it or any Subsidiary Guarantor, (B) no labor strike, dispute, slowdown or stoppage ("Labor Dispute") in which the Company or any Subsidiary Guarantor is involved nor, to the best knowledge of the Company, is any Labor Dispute imminent, other than routine disciplinary and grievance matters, except with respect to any matter specified in clause (A) or (B) above as would not, singly or in the aggregate, have a Material Adverse Effect. Except as set forth in the Offering Memorandum, there exist no material employment, consulting, severance or termination agreements or arrangements between the Company, Holdings or any Subsidiary Guarantor and any current or former officer or director of the Company, Holdings, or any Subsidiary Guarantor and there are no collective bargaining or other labor union agreements to which the Company, Holdings or any Subsidiary Guarantor is a party or by which any of them is bound.

                          (t)     Each of the Company and the Subsidiary
Guarantors has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals ("permits") of, and has made all filings with and notice to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its properties and to conduct its business, except where the failure to have any such permit or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such permit is valid and in full force and effect and the Company and each Subsidiary Guarantor is in compliance with all the terms and conditions of its permits and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or elapse of time or both, would allow revocation, suspension or termination of any such permit, or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are unduly burdensome to the Company or such Subsidiary Guarantor, except, in each case, where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                          (u)     Except as would not, singly or in the
aggregate, have a Material Adverse Effect: (i) the Company and the Subsidiary Guarantor own or possess, free and clear of all Liens (other than Liens under the Revolving Credit Facility), valid rights to all patents, patent rights, copyrights, computer databases and software, logos, slogans, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names and all licenses, applications and registrations related to the foregoing used in the business of the Company or such Subsidiary Guarantor (collectively, the "Intellectual Property"); (ii) the Company and each Subsidiary Guarantor has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, and has no knowledge of any infringement of the Intellectual Property by any person; and (iii) the use of the Intellectual Property in connection with the business and operations of the Company and each Subsidiary Guarantor does not infringe on the rights of any person.

                          (v)     The Company and each Subsidiary Guarantor
maintain reasonably adequate insurance covering its properties, operations, personnel and businesses.

                          (w)     The accountants, KPMG Peat Marwick LLP, that
have certified the financial statements and related notes included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company as would be required by the Act and the Exchange Act if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission under the Act.
The historical financial statements, together with the related notes, included in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                          (x)     The historical financial statements, together
with related notes forming part of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated in the Preliminary Offering Memorandum and the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto) are presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                          (y)     The pro forma financial statements and
related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum give effect to assumptions made on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements and related notes comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Preliminary

Offering Memorandum and the Offering Memorandum are, in all material respects, presented and prepared on a basis consistent with such pro forma financial statements.

                          (z)     Each of the Company and the Subsidiary
Guarantors is not and, after giving effect to the consummation of the Transactions, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                          (aa)    Neither the Company nor any agent acting on
behalf of the Company has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                          (ab)    Since the respective dates as of which
information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and the Subsidiary Guarantors taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company and the Subsidiary Guarantors taken as a whole and (iii) the Company and the Subsidiary Guarantors taken as a whole have not incurred any material liability or obligation, direct or contingent.

                          (ac)    No "nationally recognized statistical rating
organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

                          (ad)    Each of the Preliminary Offering Memorandum
and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                          (ae)    No form of general solicitation or general
advertising (within the meaning of Regulation D under the Act) was or will be used by the Company, Holdings, the Subsidiary Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Series A Notes contemplated hereby. No securities of the same class as the

Series A Notes or the Subsidiary Guarantees have been issued and sold by the Company or the Subsidiary Guarantors within the six-month period immediately prior to the date hereof.

                          (af)    No registration under the Act of the Series A
Notes or the Subsidiary Guarantees is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

                          (ag)    The Company, Holdings, the Subsidiary
Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S under the Act (including, without limitation, provisions regarding directed selling efforts (within the meaning of Regulation S)) in connection with any offering of the Series A Notes outside the United States.

                          (ah)    Assuming the accuracy of the Initial
Purchasers' representations, warranties and agreements set forth in Section 7 hereof, prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

                          (ai)    Upon filing of the registration statement
with respect to the Exchange Offer, the Company will have established a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (aj)    No Tax liens have been filed on the assets to
be acquired pursuant to the Asset Purchase Agreements and no claims are being asserted that could reasonably result in a Tax lien on such assets, except as would not, singly or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "Taxes" (including, with correlative meaning, the term "Tax") shall mean all Taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security and other Taxes, and shall include any interest, penalties or additions attributable thereto.

                          (ak)    Immediately after and after giving effect to
the offering of the Series A Notes as contemplated hereby and the consummation of the Transactions, (i) the present fair salable value of the Company's assets shall be more than the amount that will be required to pay its debts (including contingent and unliquidated debts) as they become absolute and matured, (ii) the Company's assets, at a fair valuation, shall be greater than the sum of its debts (including contingent and unliquidated debts), (iii) the Company shall not be engaged in a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction, and (iv) the Company shall not intend to incur or believe that it will incur debts beyond its ability to pay such debts as they become absolute and matured. The Company and each Subsidiary Guarantor disclaim any intent to hinder, defraud or delay its creditors, or to prefer some creditors over creditors over others, and believes that the Notes and the Subsidiary Guarantees are being incurred for proper purposes in good faith.

                          (al)    Each certificate signed by any officer of the
Company or any Subsidiary Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with this Agreement on or prior to the Closing Date shall be deemed to be a representation and warranty of the Company to the Initial Purchasers as to the matters covered thereby.

                 The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                 7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company and agrees that:

                          (a)     Such Initial Purchaser is a QIB with such
knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                          (b)     Such Initial Purchaser (A) is not acquiring
the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIB's in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

                          (c)     Such Initial Purchaser represents and
warrants that (i) no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, and (ii) it has not and will not solicit offers for or offer to sell Series A Notes in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                          (d)     Such Initial Purchaser agrees that, in
connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers, and will make available copies of the Preliminary Offering Memorandum (as then amended or supplemented through the respective dates of such offers ) in connection with such offers and (assuming the Company's compliance with Section 5(b) hereof) will deliver a copy of the Offering Memorandum (as then amended or supplemented) to each purchaser of Series A Notes from it contemporaneously with or prior to the delivery of any Note to each such Purchaser. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1)(A) QIBs who, in purchasing the Series A Notes will be deemed to have represented and agreed that (x) they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and
(y) they acknowledge that the seller of such Series A Notes may be relying on the exemption from the provisions of Section 5 of the Act provided by Rule 144A thereunder and that such Series A Notes will not have been registered under the Act and (B) Regulation S Purchasers who, in purchasing the Series A Notes will be deemed to have represented and agreed that their purchase of Series A Notes pursuant to Regulation S is not part of a plan or a scheme to evade the registration provisions of the Act and (2) Eligible Purchasers that agree that
(x) Series A Notes purchased by them may be offered, resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S, (III) pursuant to an exemption from registration under the Act provided by Rule 144 thereunder (if available), (IV) to the Company, (V) pursuant to an effective registration statement under the Act or (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                 The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

                 8.       Indemnification.

                          (a)     The Company and each Subsidiary Guarantor
agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, their directors, their officers and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with defending or investigating any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission (i) based upon information relating to an Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, or (ii) contained in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, if a copy of the Offering Memorandum (as then amended or supplemented) was not sent or given by or on behalf of the Initial Purchasers to the person asserting such loss, claim, damage or liability, at or prior to the written confirmation of the sale of the Series A Notes and the untrue statement or omission or alleged untrue statement or omission was corrected in the Offering Memorandum (as then amended or supplemented).

                          (b)     Each Initial Purchaser severally and not
jointly agrees to indemnify and hold harmless the Company and the Subsidiary Guarantors and their respective directors and officers and each person who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Subsidiary Guarantors to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                          (c)     In case any action shall be commenced
involving any person in respect of which indemnity may be sought pursuant to
Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing (provided that the failure to give such notice shall not relieve the indemnifying party of its obligations under this Section 8 unless and only to the extent the that indemnifying party is materially prejudiced by the failure to notify) and the indemnifying party shall assume promptly the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Company shall assume promptly the defense of such action as provided in this Section 8(c) and an Initial Purchaser shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof; provided the fees and expenses of such separate counsel, if any, retained by an Initial Purchaser (except as provided below) shall be at the expense of such Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed promptly to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or
(iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that representation of such indemnified party and any such indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action
(i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 60 days after such indemnifying party shall have received a written request from the indemnified for reimbursement for the fees and expenses of counsels (in any case where such fees and expenses are at the expense of the indemnifying party, and except with respect to fees and expenses the amount of which is being contested in good faith by the indemnifying party, with respect to which this clause (ii) shall not apply) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is an actual or potential party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

                          (d)     To the extent the indemnification provided
for in this Section 8 is unavailable to an indemnified party (other than due to the failure of the indemnified party to provide notice as required by Section 8(c)), or is insufficient in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and any of the Initial Purchasers, on the other than, from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Subsidiary Guarantors, on the one hand, and any Initial Purchaser, and on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and any of the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (before deducting expenses but after deducting discounts and commissions received by the Initial Purchasers) received by the Company, and total discounts and commission received by such Initial Purchaser bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Subsidiary Guarantors, on the one hand, and any of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Subsidiary Guarantor, on the one hand, or an Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Initial Purchaser (and its related indemnified parties) shall be required to contribute any amount in excess of the amount by which the total discounts and fees received by such Initial Purchaser in connection with the sale of Series A Notes pursuant to this Agreement exceeds the amount of any damages which such Initial Purchaser (and any related indemnified party) has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder, and not joint.

                          (e)     The remedies provided for in this Section 8
are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 9. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                          (a)     All the representations and warranties of the
Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                          (b)     On or after the date hereof, (i) there shall
not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                          (c)     The Initial Purchasers shall have received on
the Closing Date a certificate dated the Closing Date, signed by the President and another executive officer of the Company, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (e) (the first clause of which may be limited to the Company's knowledge) and (l) of this Section 9.

                          (d)     Since the respective dates as of which
information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or increase in the long-term debt of the Company and (iii) the Company shall not have incurred any material liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your good faith judgment, is material and adverse and, in your good faith judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

                          (e)     No action shall have been taken and no
statute, rule, regulation or order shall have been enacted, adopted or issue by any governmental agency which would, as of the Closing Date, prevent the issuance or sale of any of the Series A Notes, prevent the consummation of the Transactions or otherwise have a Material Adverse Effect; no action, suit or proceeding shall be pending against or, to the knowledge of the Company, threatened against, the Company or Holdings before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to prohibit, interfere with or adversely affect the issuance or sale of the Notes, the consummation of the Acquisition or otherwise have a Material Adverse Effect; and no stop order, injunction, restraining order, or order of any nature preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

                          (f)     On the Closing Date, the Initial Purchasers
shall have received an opinion, dated the Closing Date, of Mayer, Brown & Platt, counsel for the Company, substantially to the effect that:

                          (1) Each of the Company and the Subsidiary Guarantors has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business and to own, lease and operate its properties as described in the Preliminary Offering Memorandum and the Offering Memorandum. Each of the Company and the Subsidiary Guarantors has the requisite corporate power and authority to authorize the offering of the Notes and the Subsidiary Guarantees, respectively, and to execute, deliver and perform its obligations under each Operative Document to which it is a party.

                          (2) Each of the Company and the Subsidiary Guarantors is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not be reasonably expected to have a Material Adverse Effect.

                          (3) All of the outstanding capital stock of the Company (i) has been duly authorized and validly issued, (ii) is fully paid, nonassessable and, to such counsel's knowledge, not subject to any preemptive or similar rights and (iii) is owned of record by Holdings. All of the outstanding capital stock of each Subsidiary Guarantor (i) has been duly authorized and validly issued, (ii) is fully paid, nonassessable and, to such counsel's knowledge, not subject to preemptive or similar rights and (iii) is owned of record by the Company.

                          (4) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

                          (5) The Indenture has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture is a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally,
                 (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) the waiver as to stay, extension or usury laws may not be enforceable.

                          (6) The Series A Notes and the Subsidiary Guarantees have been duly authorized by the Company and the Subsidiary Guarantors, respectively, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes and the Subsidiary Guarantees will be valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) the waiver as to stay, extension or usury laws may not be enforceable.

                          (7) The Series B Notes and the Subsidiary Guarantees have been duly authorized by the Company and the Subsidiary Guarantors, respectively, and when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Series A Notes in accordance with the Indenture and the Exchange Offer, the Series B Notes and the Subsidiary Guarantees will be valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) the waiver as to stay, extension or usury laws may not be enforceable.

                          (8) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors, and assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers, the Registration Rights Agreement is a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally,
                 (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) no opinion need be expressed as to the validity, binding nature or enforceability of any rights to contribution or indemnification contained in the Registration Rights Agreement.

                          (9) The Asset Purchase Agreements have been duly authorized by the Company and Holdings and, on the Closing Date, will have been duly executed and delivered by the Company and Holdings and will be valid and binding agreements of the Company and Holdings, enforceable against the Company and Holdings in accordance with their terms (assuming the due execution and delivery of the Asset Purchase Agreements by each other party thereto) except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity).

                          (10) The statements in the Offering Memorandum under the captions "Summary--The Acquisition," "Certain Relationships and Related Transactions," "The Acquisition," "Description of Notes," "Description of

                 Revolving Credit Facility" and "Description of Holdings' Indebtedness and Preferred Stock," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the information called for with respect to such legal matters, documents and proceedings.

                          (11) The execution and delivery of and performance by the Company, Holdings and each Subsidiary Guarantor of each Operative Document to which any of them is a party, the issuance and sale of the Series A Notes and the Subsidiary Guarantees as contemplated by this Agreement and the Offering Memorandum and the consummation of the transactions contemplated by this Agreement, each other Operative Document and the Offering Memorandum do not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or as previously have been made or obtained, or, in the case of the Registration Rights Agreement, will be obtained and made, and assuming the accuracy of the representations and warranties of the Initial Purchasers in
                 Section 7 hereof), or (ii) violate the certificate of incorporation or by-laws of the Company, Holdings or any Subsidiary Guarantor, or (iii) constitute a breach of any of the terms or provisions of, or a default under, or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any Operative Document (other than Liens created under the Revolving Credit Facility), or
                 (iv) violate or conflict with any applicable law, rule or regulation which in such counsel's experience is customarily applicable to transactions of the type provided for in the Operative Documents or any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, Holdings, any Subsidiary Guarantor or their respective property and known to such counsel (assuming the accuracy of the representations, warranties and agreements of the Initial Purchasers in Section 7 hereof, compliance with all applicable state securities and Blue Sky laws, and, in the case of the Registration Rights Agreement, compliance with the Act, the Exchange Act and the TIA), except, in the case of clauses (i), (iii) and (iv) above, for such conflicts or violations as would not, singly or in the aggregate, have a Material Adverse Effect.

                          (12) After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 and is not so described.

                          (13) Each of the Company and the Subsidiary Guarantors is not and, after giving effect to the consummation of the Transactions, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                          (14) Each of the Preliminary Offering Memorandum and the Offering Memorandum (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion is expressed), as of its date and as amended or supplemented through the date hereof, appear on its face to comply with the requirements of Rule 144A(d)(4) under the Act.

                          (15) No registration under the Act of the Series A Notes or qualification of the Indenture under the TIA is required for the sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales, assuming (i) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement and (ii) the accuracy of the representations and agreements of the Company set forth in this Agreement and (iii) that the offer, sale and delivery of the Series A Notes have been made as contemplated by this Agreement and the Offering Memorandum.

                 In addition, Mayer, Brown & Platt shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, and the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention (relying to the extent such counsel deems appropriate as to materiality upon the opinions of officers and other representatives of the Company) that have led such counsel to believe that the Offering Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements and schedules and other financial and statistical data included therein or excluded therefrom.

                          (g)     The Initial Purchasers shall have received on
the Closing Date an opinion, dated the Closing Date, of Sullivan & Cromwell, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                          (h)     The Initial Purchasers shall have received,
at the time this Agreement is executed and at the Closing Date, letters dated the date hereof in form and substance satisfactory to the Initial Purchasers from KPMG Peat Marwick LLP, independent public accountants, in each case containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                          (i)     The Series A Notes shall have been approved
by the NASD for trading and duly listed in PORTAL.

                          (j)     The Company and the Subsidiary Guarantors
shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                          (k)     The Company, the Subsidiary Guarantors  and
the Trustee shall have executed the Indenture and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                          (l)     The Company shall not have failed at or prior
to the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the delivery of this Agreement by the parties hereto.

                 This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' good faith judgment, is material and adverse and would, in the Initial Purchasers' good faith judgment, make it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your good faith opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your good faith opinion has a material adverse effect on the financial markets in the United States and would, in the Initial Purchasers' good faith judgment, make it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

                 If on the Closing Date any of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it has agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement. Any notice of termination pursuant to this Section 10 shall be by telephone, telex, facsimile or telegraph, confirmed in writing by letter sent within three days thereof.

                 11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to the Liberty Group Operating, Inc., 3000 Dundee Road, Northbrook, Illinois 60062, Attention: Kenneth L. Serota, with a copy to Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, Attention: Peter J. Nolan, and with a copy to Mayer, Brown & Platt, 190 South La Salle Street, Chicago, Illinois 60603-3441, Attention:
Scott J. Davis, (ii) if to any Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 227 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, with a copy to Sullivan & Cromwell, 444 South Flower Street, Los Angeles,

California 90071-2901, Attention: Alison S. Ressler, Esq. or (iii) in any case to such other address as the person to be notified may have requested in writing.

                 The respective indemnities, contribution agreements, representations, warranties and other statements and agreements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of an Initial Purchaser, the officers or directors of an Initial Purchaser, any person controlling an Initial Purchaser, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

                 If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(h) hereof. The Company also agrees to reimburse the Initial Purchasers, their respective directors and officers and any person controlling an Initial Purchaser for any and all fees and expenses (including, without limitation, the fees and disbursements of counsel) reasonably incurred by them in connection with enforcing their rights hereunder.

                 Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the parties hereto and their respective successors and the officers and directors and other persons referred to in Section 8, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

                 This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                 Please confirm that the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers.

                                              Very truly yours,

                                              LIBERTY GROUP OPERATING, INC.



                                              By: /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name:  Kenneth L. Serota
                                                  Title: President


                                              LIBERTY GROUP ARIZONA HOLDINGS,
                                              INC.



                                              By:  /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name:  Kenneth L. Serota
                                                  Title: President


                                              LIBERTY GROUP ARKANSAS HOLDINGS,
                                              INC.



                                              By:   /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name:  Kenneth L. Serota
                                                  Title: President

                                              LIBERTY GROUP CALIFORNIA
                                              HOLDINGS, INC. d/b/a LGP
                                              CALIFORNIA HOLDINGS, INC.



                                              By:  /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name:  Kenneth L. Serota
                                                  Title: President

                                              LIBERTY GROUP ILLINOIS HOLDINGS,
                                              INC.



                                              By: /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name:  Kenneth L. Serota
                                                  Title: President


                                              LIBERTY GROUP IOWA HOLDINGS, INC.



                                              By: /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name:  Kenneth L. Serota
                                                  Title: President


                                              LIBERTY GROUP KANSAS HOLDINGS,
                                              INC.



                                              By: /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name:  Kenneth L. Serota
                                                  Title: President


                                              LIBERTY GROUP MICHIGAN HOLDINGS,
                                              INC.



                                              By: /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name:  Kenneth L. Serota
                                                  Title: President


                                              LIBERTY GROUP MINNESOTA HOLDINGS,
                                              INC.



                                              By:  /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name:  Kenneth L. Serota
                                                  Title: President

                                              LIBERTY GROUP MISSOURI HOLDINGS,
                                              INC.



                                              By:   /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name: Kenneth L. Serota
                                                  Title: President


                                              LIBERTY GROUP NEW YORK HOLDINGS,
                                              INC.



                                              By:   /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name: Kenneth L. Serota
                                                  Title: President


                                              LIBERTY GROUP PENNSYLVANIA
                                              HOLDINGS, INC.



                                              By: /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name: Kenneth L. Serota
                                                  Title: President


                                              LIBERTY GROUP MANAGEMENT
                                              SERVICES, INC.



                                              By:   /s/ Kenneth L. Serota
                                                  ------------------------------
                                                  Name: Kenneth L. Serota
                                                  Title: President

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION



By:   /s/ Donald S. Kinsey
     --------------------------------------
     Name:  Donald S. Kinsey
     Title: Senior Vice President


CITICORP SECURITIES, INC.



By:     /s/ Robert Hornstein
     --------------------------------------
     Name:  Robert Hornstein
     Title: Vice President


BT ALEX. BROWN



By:    /s/ Anthony Hass
     --------------------------------------
     Name: Anthony Hass
     Title:  Managing Director


CHASE SECURITIES INC.



By:   /s/ James P. Casey
     --------------------------------------
     Name:   James P. Casey
     Title:  Managing Director

                                   SCHEDULE A


                                                                Principal Amount
                     Initial Purchasers                             of Notes
-------------------------------------------------------------   ----------------
Donaldson, Lufkin & Jenrette
   Securities Corporation . . . . . . . . . . . . . . . .         $ 90,00,0000

Citicorp Securities, Inc. . . . . . . . . . . . . . . . .         $ 36,000,000

BT Alex. Brown  . . . . . . . . . . . . . . . . . . . . .         $ 27,000,000

Chase Securities Inc. . . . . . . . . . . . . . . . . . .         $ 27,000,000
                                                                  ============
   Total  . . . . . . . . . . . . . . . . . . . . . . . .         $180,000,000